UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends and restates its Current Report on Form 8-K filed on December 7, 2005 to include disclosure concerning Paula Rosput Reynolds’ stock option agreements.

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, Paula Rosput Reynolds gave notice of her intent to resign as chairman of the board, president and chief executive officer of AGL Resources Inc. (the “Company”) effective December 31, 2005, to become president and chief executive officer of Safeco Corporation. On December 7, 2005 the Company’s board of directors appointed director D. Raymond Riddle as interim chairman and chief executive officer, effective January 1, 2006.

The board of directors approved the same base salary and target annual incentive compensation for Mr. Riddle as Ms. Reynolds. Mr. Riddle will receive a base salary payable at an annual rate of $750,000, and his target annual incentive compensation (expressed as a percentage of annual base salary) will be 75%. Additional information regarding Ms. Reynolds’ base salary and annual incentive compensation is set forth in Item 1.01 of the Company’s Current Report on Form 8-K dated February 2, 2005, which is incorporated herein by reference. In his capacity as interim chairman and chief executive officer, Mr. Riddle will not receive any long-term incentive compensation awards from the Company.

Ms. Reynolds holds certain stock options issued under the AGL Resources Inc. Long-Term Incentive Plan (1999). The stock options would by their terms expire on the date of Ms. Reynolds’ termination of employment with the Company. However, Ms. Reynolds’ departure date falls within a Company-imposed blackout period during which Ms. Reynolds would be prohibited from engaging in an exercise of the stock options. Consequently, the board of directors extended the period that Ms. Reynolds may exercise her vested stock options for a period of 60 days from the date of her termination of employment. All other terms of the stock options remain unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, Paula Rosput Reynolds gave notice of her intent to resign as chairman of the board, president and chief executive officer of the Company effective December 31, 2005, to become president and chief executive officer of Safeco Corporation. On December 7, 2005 the Company’s board of directors appointed director D. Raymond Riddle as interim chairman and chief executive officer, effective January 1, 2006.

Mr. Riddle, 72, served as the chairman of the board of directors of the Company from 2000 to 2002 and has served as a director of the Company since 1978. Mr. Riddle retired as chairman of the board and chief executive officer of National Service Industries, Inc. (“NSI”) in February 1996. Mr. Riddle served as chairman of the board and chief executive officer of NSI from September 1994 until February 1996; president and chief executive officer of NSI from January 1993 until September 1994; and executive vice president of Wachovia Corporation and President and Chief Executive Officer of Wachovia Bank of Georgia, N.A. and Wachovia Corporation of Georgia from May 1987 until January 1993. He is a member of the board of directors of Atlantic American Corporation, AMC, Inc. and Equifax Inc. Upon the effectiveness of his appointment as interim chairman and chief executive officer, Mr. Riddle will step down from the audit and the compensation and management development committees of the Company’s board of directors.

AGL Resources’ press release announcing the above personnel matters is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release, dated December 7, 2005, issued by AGL Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 8, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 7, 2005, issued by AGL Resources Inc.